UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2009

ANGELES OPPORTUNITY PROPERTIES, LTD.

(Exact name of Registrant as specified in its charter)

California	0-16116	95-4052473
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Angeles Opportunity Properties, Ltd., a California limited partnership (the “Registrant”), owns a 99% interest in Lakewood AOPL, a Texas Limited Partnership (the “Partnership”).  The Partnership owns Lakewood Apartments (“Lakewood”), a 256-unit apartment complex located in Tomball, Texas.  On April 7, 2009 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Solid Goods Corporation, a California corporation (the “Purchaser”), to sell Lakewood to the Purchaser for a total sales price of $9,050,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $9,050,000, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit (the “Initial Deposit”) of $200,000 to Stewart Title Guaranty Company (“Escrow Agent”).

FEASIBILITY PERIOD.  The feasibility period ends on April 28, 2009. If the Purchaser fails to notify the Partnership in writing of its intent to terminate the contract prior to the end of the feasibility period, the Initial Deposit will become non-refundable.

CLOSING.  The expected closing date of the transaction is May 22, 2009. The Partnership has the option to extend the closing date to May 29, 2009 by delivering written notice to the Purchaser.  The Purchaser has the option to extend the closing date at the request of the Purchaser’s lender by delivering (i) written notice to the Partnership no later than 10 days prior to the closing date and (ii) an additional deposit of $25,000 to the Escrow Agent.  The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay any transfer, sales, use, gross receipts or similar taxes, the cost of recording any instruments required to discharge any liens or encumbrances against the property, any premiums or fees required to be paid by the Purchaser with respect to the title policy and one-half of the customary closing costs of the Escrow Agent. The Partnership will pay the base premium for the title policy and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Purchaser and the Partnership each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Lakewood by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $1,000,000 will be borne by the Partnership.  The Partnership must maintain, in full force and effect until the closing date, all existing insurance coverage on Lakewood.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Partnership, and neither party will be obligated to proceed with the purchase and sale.  The Partnership expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 or, (ii) subject to certain conditions, seeking specific performance of the Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.12       Purchase and Sale Contract between Lakewood AOPL, a Texas limited partnership, and Solid Goods Corporation, a California corporation, dated April 7, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES OPPORTUNITY PROPERTIES, LTD.

By:  Angeles Realty Corporation II

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: April 13, 2009